EXHIBIT 10.2

                                IVAX CORPORATION

                          1997 EXECUTIVE RETENTION PLAN

                                   SUPPLEMENT

         The following Supplement to the Corporation's 1997 Executive Retention Plan is applicable to the employee designated below and (i) sets forth the definitions of Benefit Period, Retention Period and Separation Pay under the Plan with respect to such employee, and (ii) supplements and amends the Plan with respect to such employee to the extent set forth below. Capitalized terms used but not defined in this Supplement have the meanings given to them in the Plan. This Supplement is not valid unless executed by the Corporation's President or Vice President, Human Resources.

 Eligible Participant     Robert C. Strauss

 Position                 President and Chief Operating Officer

 Benefit Period           Three years

 Retention Period         Three years

 Separation Pay           3.00  times  the  higher  of  (i)  the   Eligible
                          Participant's  base annual  salary at the time of
                          termination,   or   (ii)   the   highest   annual
                          compensation  in the  form  of base  salary  plus
                          bonus  paid to the  Eligible  Participant  by the
                          Corporation  or a  Subsidiary  during  any of the
                          three  calendar  years   preceding  the  date  of
                          termination.

         Section 4(a) of the Plan is amended in its entirety to read as follows with respect to the Eligible Participant identified above:

                  (a) TRIGGER EVENT. Subject to Section 4(c), the Eligible Participant shall be entitled to receive applicable Separation Compensation if during the Retention Period a Change in Control occurs with respect to the Corporation and within one year following such Change in Control, (1) the Eligible Participant's employment is terminated by the Corporation, or (2) the Eligible Participant terminates his employment with the Corporation for any reason, provided that the Eligible Participant shall not be entitled to Separation Compensation under this clause (2) if he terminates his employment within 90 days after the Change in Control, and provided further, that the Eligible Participant shall not be entitled to Separation Compensation under this clause (2) unless he has provided the Corporation with at least 30 days written notice of termination.

         The following Section 14 is added to the Plan with respect to the Eligible Participant identified above:

         14. ATTORNEYS FEES. The Corporation shall reimburse the Eligible Participant for all legal fees and expenses, if any, incurred by the Eligible Participant in connection with any contest or dispute arising under the Plan involving termination of the Eligible Participant's employment with the Corporation or involving the failure or refusal of the Corporation to perform fully in accordance with the term of the Plan if the Eligible Participant is the prevailing party in such contest or dispute.

Authorized:       /S/ EDWARD J. O'BRIEN            Date:  March 31, 1997
                  ---------------------
                  Edward J. O'Brien
                  Vice President, Human Resources
                  IVAX Corporation